News Release

PATRICK INDUSTRIES, INC. REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
First Quarter 2023 Highlights (compared to First Quarter 2022 unless otherwise noted)
•Net sales of $900 million decreased 33%, as 25% growth in our marine end-market sales partially offset the impact of a 54% reduction in RV industry wholesale shipments on our RV sales
•Gross profit of $194 million decreased 34%, gross margin decreased 40 basis points to 21.6%
•Operating income of $56 million decreased 65%, operating margin decreased 590 basis points to 6.2%
•Net income of $30 million decreased 73%
•Diluted earnings per share of $1.35 decreased 70%
•Adjusted EBITDA of $97 million decreased 49%, adjusted EBITDA margin decreased 350 basis points to 10.8%
•Cash used in operations of $1 million improved compared to cash used in operations of $23 million
•On a trailing twelve-month basis, free cash flow through the first quarter of 2023 was $352 million, an increase of 222% compared to $110 million through the first quarter of 2022
•Returned $15 million to shareholders in the quarter, including $4 million through common share purchases and $11 million through dividends

ELKHART, IN - April 27, 2023 - Patrick Industries, Inc. (NASDAQ: PATK) ("Patrick" or the "Company"), a leading component solutions provider for the Leisure Lifestyle and Housing markets today reported financial results for the first quarter ended April 2, 2023.

Net sales in the first quarter of 2023 were $900 million, a decrease of $442 million, or 33%, from $1.34 billion in the first quarter of 2022, as our end-market diversification strategy partially mitigated the effects of significant declines in the RV market and macroeconomic headwinds. The strength in our marine business, market share gains, and the contribution of acquisitions completed in 2022 partially offset a $454 million decline in RV revenues in the quarter resulting from the continued reduction of production by our RV OEM customers in alignment with decreased retail sales. In addition, revenue from our housing end market, which consists of our manufactured housing and industrial end markets, declined $43 million due to industry headwinds from elevated interest rates, persistent inflation and decreased housing affordability, particularly in the single-family market.

Operating income of $56 million in the first quarter of 2023 decreased $106 million from $162 million in the first quarter of 2022, and operating margin of 6.2% in the first quarter of 2023 decreased 590 basis points compared to 12.1% in the same period a year ago. The decline in operating margin was driven principally by the impact of reduced RV OEM production, coupled with increased fixed non-cash amortization expense related to acquisitions and our investments in human capital and continued IT transformation initiatives. The operating margin reduction was partially offset by the continued realization of efficiencies related to automation investments. Additionally, operating income in the first quarter of 2022 includes a $5.5 million pre-tax gain on sale of property.

Net income decreased 73% to $30 million, from $113 million in the first quarter of 2022. Diluted earnings per share of $1.35 decreased 70% compared to $4.54 for the first quarter of 2022.

"Our first quarter performance continues to demonstrate the strength of our strategic diversification and the resilience of our overall business model as we generated solid first quarter profitability despite a slowing economy and a 54% reduction in RV wholesale unit shipments," said Andy Nemeth, Chief Executive Officer. “We continued to focus on capital allocation and growth strategies, including growing our organic market share while positioning Patrick to remain a leading component solutions provider to our customers. Our team remains dedicated to exceeding customer expectations through our expanding array of higher value products with a keen focus on quality and customer service, profitable growth, and driving shareholder value.”
Jeff Rodino, President, said, "We are continuing to flex our business model in this uncertain macroeconomic and business environment with a strategic long-term focus on further solidifying our infrastructure by continuing to leverage the strength of our cash flows and make meaningful investments in automation and production efficiencies, flexible capacity, and human capital. These investments will help us weather the current headwinds we face and perhaps more importantly, provide a solid foundation to grow our market share and execute on attractive acquisition opportunities as we look to be BETTER Together with our customers, team members, shareholders, and communities."

First Quarter 2023 Revenue by Market Sector (compared to First Quarter 2022 unless otherwise noted)
RV (41% of Revenue)
•Revenue of $367 million decreased 55%, in line with the decrease in wholesale RV industry unit shipments of 54%.
•Content per wholesale RV unit (on a trailing twelve-month basis) increased 22% to $5,349.

Marine (31% of Revenue)
•Revenue of $276 million increased 25% while estimated wholesale powerboat industry unit shipments increased 14%.
•Estimated content per wholesale powerboat unit (on a trailing twelve-month basis) increased 27% to $5,266.

Housing (28% of Revenue, comprising both MH and Industrial)
•Revenue of $257 million decreased 14%; estimated wholesale MH industry unit shipments decreased 28%; total housing starts decreased 18%, with single-family housing starts decreasing 29% while multifamily housing starts increased 5%.
•Estimated MH content per wholesale MH unit (on a trailing twelve-month basis) increased 16% to $6,353.

Balance Sheet, Cash Flow and Capital Allocation
Cash used in operations of $1 million improved compared to cash used in operations of $23 million in the first quarter of 2022 due to lower working capital investment offset by the reduction in net income. Purchases of property, plant and equipment totaled $20 million in the first quarter of 2023, reflecting continued investments in infrastructure, software, and automation initiatives to better align resources for increased scalability, flexibility and efficiency. On a trailing twelve-month basis, free cash flow (defined as cash flow from operations less purchases of property, plant and equipment) through the first quarter of 2023 was $352 million, an increase of 222% compared to $110 million through the first quarter of 2022. Our long-term debt increased $55 million during the first quarter of 2023, reflecting net borrowings on our revolving credit facility totaling $230 million primarily to fund the planned repayment of our $172.5 million 1.00% Convertible Senior Notes at maturity in February 2023.

In alignment with our capital allocation strategy, we returned approximately $15 million to shareholders in the first quarter of 2023, consisting of $4 million of opportunistic repurchases of approximately 54,600 common shares and $11 million of dividends.
Our total debt at the end of the first quarter was approximately $1.35 billion, resulting in a total net leverage ratio of 2.3x (as calculated in accordance with our credit agreement). Available net liquidity, comprised of borrowing availability under our credit facility and cash on hand, was approximately $489 million.
Business Outlook and Summary
"We remain optimistic about the long-term outlook for all our end markets and believe we are well positioned to not only take advantage of strategic opportunities that present themselves in the short term, but to also pivot and drive utilization and capitalize on opportunities that arise when our markets stabilize and rebound," said Mr. Nemeth. "We understand the headwinds we face as elevated interest rates, inflation, and macroeconomic uncertainty have weighed on our end markets. We are confident in the strength of our balance sheet, liquidity and our favorable long-term capital structure with no material debt maturities until 2027. Our strong operating platform and diversified business model with less reliance on a single end market has improved our financial resilience and helped to ensure greater stability despite the dynamics of the current business backdrop.”
Conference Call Webcast
Patrick Industries will host an online webcast of its first quarter 2023 earnings conference call that can be accessed on the Company’s website, www.patrickind.com, under “For Investors,” on Thursday, April 27, 2023 at 10:00 a.m. Eastern Time. In addition, a supplemental earnings presentation can be accessed on the Company’s website, www.patrickind.com under “For Investors.”
About Patrick Industries, Inc.
Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multifamily housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with approximately 11,000 team members throughout the United States.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides financial metrics, such as net leverage ratio, content per unit, net debt, free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and available liquidity, which we believe are important measures of the Company's business performance. These metrics should not be considered alternatives to U.S. GAAP. Our computations of net leverage ratio, content per unit, net debt, free cash flow, EBITDA, adjusted EBITDA, and available liquidity may differ from similarly titled measures used by others. We calculate net debt by subtracting cash and cash equivalents from the gross value of debt outstanding. We calculate EBITDA by adding back depreciation and amortization, net interest expense, and income tax expense to net income. We calculate adjusted EBITDA by taking EBITDA and adding back stock-based compensation and loss on sale of property, plant and equipment and subtracting out gain on sale of property, plant and equipment. We calculate free cash flow by subtracting cash paid for purchases of property, plant and equipment from cash flow from operations. RV wholesale unit shipments are provided by the RV Industry Association. Marine wholesale unit shipments are Company estimates based on data provided by the National Marine Manufacturers Association. MH wholesale unit shipments are provided by the Manufactured Housing Institute. Housing starts are provided by the U.S. Census Bureau. You should not consider these metrics in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the effects of external macroeconomic factors, including adverse developments in world financial markets, disruptions related to tariffs and other trade issues, and global supply chain interruptions, including as a result of the current war in Ukraine; adverse economic and business conditions, including inflationary pressures, cyclicality and seasonality in the industries we sell our products; the effects of interest rate changes and other monetary and market fluctuations; the deterioration of the financial condition of our customers or suppliers; the ability to adjust our production schedules up or down quickly in response to rapid changes in demand; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; the imposition of, or changes in, restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security to include our ability to deter cyberattacks or other information security incidents; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities and the impact of labor shortages; inventory levels of retailers and manufacturers; the ability to manage working capital, including inventory and inventory obsolescence; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales.

There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

Contact:
Steve O'Hara
Vice President of Investor Relations
oharas@patrickind.com
574.294.7511

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	First Quarter Ended
(thousands except per share data)	April 2, 2023	March 27, 2022

NET SALES	$900,100	$1,342,175
Cost of goods sold	705,856	1,046,830
GROSS PROFIT	194,244	295,345

Operating Expenses:
Warehouse and delivery	35,845	41,169
Selling, general and administrative	82,401	75,560
Amortization of intangible assets	19,764	16,861
Total operating expenses	138,010	133,590

OPERATING INCOME	56,234	161,755
Interest expense, net	18,484	14,886
Income before income taxes	37,750	146,869
Income taxes	7,577	34,196
NET INCOME	$30,173	$112,673

BASIC EARNINGS PER COMMON SHARE	$1.40	$5.00
DILUTED EARNINGS PER COMMON SHARE	$1.35	$4.54

Weighted average shares outstanding - Basic	21,591	22,517
Weighted average shares outstanding - Diluted	22,512	24,882

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
(thousands)	April 2, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$30,783	$22,847
Trade receivables, net	256,440	172,890
Inventories	628,383	667,841
Prepaid expenses and other	38,872	46,326
Total current assets	954,478	909,904
Property, plant and equipment, net	353,599	350,572
Operating lease right-of-use assets	166,222	163,674
Goodwill and intangible assets, net	1,334,012	1,349,493
Other non-current assets	8,519	8,828
TOTAL ASSETS	$2,816,830	$2,782,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$7,500	$7,500
Current operating lease liabilities	44,977	44,235
Accounts payable	149,260	142,910
Accrued liabilities	130,943	172,595
Total current liabilities	332,680	367,240
Long-term debt, less current maturities, net	1,332,158	1,276,149
Long-term operating lease liabilities	124,373	122,471
Deferred tax liabilities, net	48,782	48,392
Other long-term liabilities	9,015	13,050
TOTAL LIABILITIES	1,847,008	1,827,302

TOTAL SHAREHOLDERS’ EQUITY	969,822	955,169

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,816,830	$2,782,471

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	First Quarter Ended
(thousands)
	April 2, 2023	March 27, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,173	$112,673
Depreciation and amortization	35,510	30,201
Stock-based compensation expense	5,242	5,111
Amortization of convertible notes debt discount	324	449
Other adjustments to reconcile net income to net cash provided by operating activities	1,732	(3,804)
Change in operating assets and liabilities, net of acquisitions of businesses	(73,931)	(167,669)
Net cash used in operating activities	(950)	(23,039)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(20,266)	(18,668)
Business acquisitions and other investing activities	(3,311)	(124,451)
Net cash used in investing activities	(23,577)	(143,119)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	32,463	107,155
Increase (decrease) in cash and cash equivalents	7,936	(59,003)
Cash and cash equivalents at beginning of year	22,847	122,849
Cash and cash equivalents at end of period	$30,783	$63,846

PATRICK INDUSTRIES, INC.
Earnings Per Common Share

The table below illustrates the calculation for diluted share count which shows the dilutive impact of the adoption of ASU 2020-06 on our 1.00% Convertible Senior Notes due 2023, which were paid off in full at maturity in February 2023:

	First Quarter Ended
(thousands except per share data)	April 2, 2023	March 27, 2022
Numerator:
Earnings for basic per share calculation	$30,173	$112,673
Effect of interest on potentially dilutive convertible notes, net of tax	162	317
Earnings for dilutive per share calculation	$30,335	$112,990
Denominator:
Weighted average common shares outstanding - basic	21,591	22,517
Weighted average impact of potentially dilutive convertible notes	658	2,046
Weighted average impact of potentially dilutive securities	263	319
Weighted average common shares outstanding - diluted	22,512	24,882
Earnings per common share:
Basic earnings per common share	$1.40	$5.00
Diluted earnings per common share	$1.35	$4.54

PATRICK INDUSTRIES, INC.
Non-GAAP Reconciliation (Unaudited)

The following table reconciles net income to EBITDA and adjusted EBITDA:

	First Quarter Ended
(thousands)	April 2, 2023	March 27, 2022
Net income	$30,173	$112,673
+ Depreciation & amortization	35,510	30,201
+ Interest expense, net	18,484	14,886
+ Income taxes	7,577	34,196
EBITDA	91,744	191,956
+ Stock based compensation	5,242	5,111
- Gain on sale of property, plant and equipment	(23)	(5,501)
Adjusted EBITDA	$96,963	$191,566

The following table reconciles cash flow from operations to free cash flow on a trailing twelve-month basis:

	Trailing Twelve Months Ended
(thousands)	April 2, 2023	March 27, 2022
Cash flow from operations	$433,827	$178,799
Less: purchases of property, plant and equipment	(81,481)	(69,233)
Free cash flow	$352,346	$109,566